THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                CLASS "A" COMMON STOCK PURCHASE WARRANT CERTIFICATE

                             FOR THE PURCHASE OF UNITS

                                         OF

                                   NURESCELL INC.

                              EACH UNIT CONSISTING OF

                            1 SHARE OF COMMON STOCK AND

            1 CLASS "B" COMMON STOCK PURCHASE WARRANT OF NURESCELL INC.

NO.___________                                                ___ WARRANTS

       CERTIFICATE EVIDENCING _______ WARRANTS (ONE WARRANT IS REQUIRED FOR THE PURCHASE OF ONE SHARE OF COMMON STOCK AND ONE CLASS "B" COMMON STOCK PURCHASE WARRANT OF NURESCELL INC., SUBJECT TO ADJUSTMENT AS PROVIDED BELOW)

       FOR VALUE RECEIVED NURESCELL INC. (the "Corporation"), a Nevada corporation, hereby certifies that ___________________________________________
_________ or its registered assigns is entitled to purchase from the Corporation, at any time in whole or from time to time in part on or after ___________ ______ 199_____ and prior to 5:00 p.m. ___________ ____, 199_____, such number Units each comprised of one fully paid and non-assessable shares of the Common Stock of the Corporation and one Class "B" Common Stock Purchase Warrant of the Company as shall equal the number of Warrants evidenced by this Certificate at a price of $4.00 per Unit (such price per share and the shares so purchasable are subject to adjustment as provided below). (Each Class "B" Common Stock Purchase Warrant of the Company is separately exercisable in accordance with its terms into one share of the Common Stock of the Corporation)

       Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Corporation in addition thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchased or purchasable hereunder are referred to as the "Warrant Shares," (iii) the Class "B" Common Stock Purchase Warrants purchased or purchasable hereunder are referred to as the "Class B Warrants",
(iv) the aggregate purchase price payable hereunder for the Units is referred to as the "Aggregate Unit Warrant Price," and (iv) the price payable hereunder for each of the Units is referred to as the "Per Unit Warrant Price."


                                CLASS A WARRANT - 1

                                     EXHIBIT 3.1

       1. EXERCISE OF WARRANTS. The holder of this Certificate (the "Holder") may exercise all or such part (as specified below) of the Warrants evidenced by this Certificate on and after ______________ _____ 19______ and prior to 5:00 p.m. on __________ ____ 19_____ by the surrender of this Certificate (with the subscription form at the end hereof duly executed) at the principal executive office of the Corporation, together with proper payment of the Aggregate Unit Warrant Price, or the proportionate part thereof if this Certificate is exercised in part. Payment for Units shall be made by check, payable to the order of the Corporation. If this Certificate is exercised in part, this Certificate must be exercised for a number of whole Units and the Holder shall be entitled to receive a new Certificate covering the number of Units in respect of which this Certificate has not been exercised and setting forth the proportionate part of the Aggregate Unit Warrant Price applicable to such Units. Upon such surrender of this Certificate, the Corporation will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole Warrant Shares and Class B Warrants to which the Holder shall be entitled pursuant to said exercise and, if this Certificate is exercised in whole, in lieu of any fractional share of the Common Stock and Class B Warrants to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Corporation shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Certificate, or the proportionate part thereof if this Certificate is exercised in part, pursuant to the provisions of this Certificate.

       2. RESERVATION OF WARRANT SHARES. The Corporation agrees that, prior to the expiration of this Certificate, the Corporation will at all times have authorized and reserved solely for issuance or delivery upon the exercise of this Certificate, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Certificate.

       3.     ANTIDILUTION.

              (a) DISTRIBUTIONS WITH RESPECT TO COMMON STOCK. If, at any time or from time to time after the date of this Warrant, the Corporation shall distribute to the holders of the Common Stock, without payment therefor (each hereinafter a "Distribution"), (i) securities, other than shares of the Common Stock, or (ii) property, other than cash, with respect to the Common Stock, then, and in each such case, subject to Section 3(d) below, the Holder, upon the exercise of this Warrant, shall be entitled to receive for the purchase price of the Units purchased, in addition to the Warrant Shares and the Class B Warrants, the amount of such assets (or at the option of the Corporation a sum equal to the value thereof at the time of such Distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith), which would have been payable to such Holder had it been the holder of record of such Warrant Shares on the record date for the determination of those entitled to such Distribution.

              (b) ADJUSTMENT OF NUMBER OF SHARES. In case the Corporation shall at any time issue Common Stock by way of a dividend or other distribution on any stock of the Corporation or subdivide or combine the outstanding shares of Common Stock, the Per Unit Warrant Price shall be proportionately decreased in the case of (i) such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution), or (ii) such subdivision; or the Per Unit Warrant Price shall be increased in the case of such combination (on the date that such subdivision or combinations shall become effective).

              (c) NUMBER OF SHARES ADJUSTED. Upon any adjustment of the Per Unit Warrant Price, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the new Per Unit Warrant Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Units initially issuable upon exercise of all Warrants evidenced by this Certificate by the Per Unit Warrant Price in effect on the date thereof and dividing the product so obtained by the new Per Unit Warrant Price.

              (d) REORGANIZATION. In the event that the Corporation at any time proposes to (i) merge into, consolidate with or enter into any other reorganization in which the Corporation is not the surviving corporation, (ii) enter into a merger or other reorganization as a result of which the outstanding shares of Common Stock of the Corporation will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or other property, or (iii) liquidate or dissolve (each hereinafter referred to as a "Triggering Event"), the Corporation shall mail notice thereof to the Holder setting forth the


                                CLASS A WARRANT - 2
principal terms of such Triggering Event and the amount and nature of any cash, securities or other property anticipated to be distributable to the holders of the (Corporation's Common Stock in connection therewith (the "Notice"), and shall not consummate such Triggering Event nor make any distribution to shareholders with respect thereto, until the expiration of thirty (30) days after the date of mailing of the Notice, and then only to shareholders of record as of a date at least thirty (30) days after the date of mailing of the Notice, in order to afford the Holder the opportunity to exercise this Warrant prior to the consummation of the Triggering Event. Accordingly, any Notice of exercise of this Warrant given during the thirty (30) day period following the mailing of a Notice may, at the election of the Holder, be made contingent upon, and to be effective concurrently with, the consummation of the Triggering Event to which the Notice relates. Notwithstanding any other provision hereof, upon the expiration of thirty (30) days after the mailing of the Notice, this Warrant, to the extent notice of intent to exercise thereof has not been given to the Corporation, shall automatically expire and terminate, provided that the Triggering Event to which such Notice relates is thereafter consummated.

              (e) APPLICABILITY TO CLASS B WARRANT. The foregoing antidilution terms of this Section 3 shall similarly apply to the Class B Warrants and the underlying Common Stock which is the sole security into which such Class B Warrants are exercisable.

       4. OFFICER'S CERTIFICATE. Whenever the Per Unit Warrant Price shall be adjusted as required by the provisions of Section 3 hereof, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Per Unit Warrant Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Corporation shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

       5. FULLY PAID STOCK: TAXES. The Corporation agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Certificate shall, at the time of such delivery, be validly issued and outstanding; fully paid and non-assessable, and the Corporation will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Unit Warrant Price. The Corporation further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

       6.     REPRESENTATIONS AND COVENANTS OF HOLDER.

              (i) The Holder acknowledges that upon exercise of any of the Warrants represented by this Certificate, the Warrant Shares and the Class "B" Warrants may not, at the time of their issuance, have been registered under the Securities Act of 1933 (the "Act") or registered or qualified under state securities law, as the offer and sale of the Warrants may be made pursuant to exemptions from the registration and qualification requirements of such Act and such law, and, in this connection, the Corporation is relying in part on the representations of the Holder set forth herein.

              (ii) The Holder covenants that no disposition of all or any part of the Warrant Shares and Class "B" Warrants issuable upon the exercise of this Certificate shall be made unless and until the Corporation shall have been furnished with an opinion of counsel in form and substance satisfactory to the Corporation to the effect that such disposition is being made in compliance with the registration requirements of the Act, if applicable, or an applicable exemption therefrom.

              (iii) The Holder covenants that if the Warrant Shares and Class B Warrants are not registered under the Act and applicable state securities laws, the Warrant Shares and the Class B Warrants will be acquired by the Holder for its account for investment and not with a view to the sale or distribution of any part thereof, and the Holder will have no present intent to sell or otherwise distribute the Warrant Shares.

              (iv) The Holder further understands and agrees that if the Warrant Shares and the Class "B" Warrants are not registered under the Act and applicable state securities laws at the time of issuance,


                                 CLASS A WARRANT - 3
the certificates evidencing the Warrant Shares will bear and be subject to a legend in substantially the following form:

                     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

       (v) Upon any exercise of this Certificate, if deemed reasonably necessary by the Corporation's counsel, the exercising party shall execute and deliver to the Corporation an investment representation letter in connection with such exercise with provisions comparable to those set forth in this Section 6.

       (vi) Any subsequent holder of this Warrant, by such holder's acceptance hereof, agrees to be bound by all of the terms and provisions of this Warrant, including but not limited to this Section 6.

       7. WARRANT REGISTER. This Warrant is transferable only upon the books of the Corporation which it shall cause to be maintained for such purpose. The Corporation may treat the registered holder of this Warrant as such holder appears on the Corporation's books at any time as the Holder for all purposes.

       8. NOTICES. All notices to the Holder provided for herein shall be deemed given upon mailing of the same via first class mail addressed to the Holder at the Holder's address as it appears on the books and records of the Corporation.

       9. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Certificate, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Certificate, if mutilated, and upon reimbursement of the Corporation's reasonable incidental expenses, the Corporation shall execute and deliver to the Holder a new Certificate of like date, tenor and denomination.

       10. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Certificate does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to any exercise hereof, in whole or in part.

       11. COMMUNICATION. No notice or other communication under this Certificate shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first class mail, postage prepaid, addressed to:

              (a) the Corporation at 2030 Main Street, 13th Floor, Irvine, California 92614, or such other address as the Corporation has designated in writing to the Holder, or

              (b)    the Holder at __________________________________________,
or such other address as the Holder has designated in writing to the Corporation.

       12. HEADINGS. The headings of this Certificate have been inserted as a matter of convenience and shall not affect the construction hereof.

       13. APPLICABLE LAW. This Certificate shall be governed by and constructed in accordance with the laws of the State of Nevada.


                                 CLASS A WARRANT - 4

       IN WITNESS WHEREOF, has caused this Certificate to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of this ______________________________ day of ___________________,
19 _____.



                                          NURESCELL INC.

                                          By:
                                             ---------------------------------
                                               Adrian A. Joseph, President

ATTEST:


--------------------
Secretary
(Corporate Seal)













                                 CLASS A WARRANT - 5

                                     SUBSCRIPTION

       The undersigned, ____________________________, pursuant to the provisions of the Class "A" Common Stock Purchase Warrant Certificate, dated
_____________, 19____, (the "Certificate") granted by Nurescell Inc. for
________ shares of its Common Stock and ______________________ Class "B" Common Stock Purchase Warrants, hereby elects to purchase _____________________ (________) shares of the Common Stock and __________________ (________) Class
"B" Common Stock Purchase Warrants of Nurescell Inc. covered by the
Certificate.

Dated:______________, 19_______

Signature:______________________________
















                                 CLASS A WARRANT - 6